     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1998

                                                      REGISTRATION NO. 333-43529
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              LJL BIOSYSTEMS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          3826                  77-0360183
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                                404 TASMAN DRIVE
                              SUNNYVALE, CA 94089
                                 (408) 541-8787

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                           --------------------------

                                 LEV J. LEYTES
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                404 TASMAN DRIVE
                              SUNNYVALE, CA 94089
                                 (408) 541-8787

(Name, Address Including Zip Code, and Telephone Number Including Area Code, of
                               Agent for Service)
                           --------------------------

                                   COPIES TO:

            MARK B. WEEKS                           PATRICK A. POHLEN
          VENTURE LAW GROUP                         COOLEY GODWARD LLP
      A Professional Corporation                    5 Palo Alto Square
         2800 Sand Hill Road                       Palo Alto, CA 94306
         Menlo Park, CA 94025

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                           --------------------------

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    The purpose of this Amendment No. 5 is solely to file Exhibit 10.1 to the Registration Statement as set forth below in Item 16(a) of Part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       1.1   Form of Underwriting Agreement.+
       3.1   Amended and Restated Certificate of Incorporation of the Company, as currently in effect.+
       3.2   Form of Amended and Restated Certificate of Incorporation of the Company, to be filed and become effective prior to the effective date of the offering.+
       3.3   Form of Amended and Restated Certificate of Incorporation of the Company, to be filed and become effective upon completion of the offering.+
       3.4   Bylaws of the Company.+
       3.5   Form of Amended and Restated Bylaws of the Company, to be effective upon completion of the offering.+
       4.1   See Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.+
       4.2   Specimen Stock Certificate.+
       4.3   Amended and Restated Investors' Rights Agreement dated June 17, 1997 between the Company and the individuals and entities listed in the signature pages thereto.+
       5.1   Opinion of Venture Law Group regarding the legality of the Common Stock being registered.+
      10.1   Agreement dated June 5, 1997 between the Company and FluorRx, Inc.** ***
      10.2   Form of Indemnification Agreement between the Company and each of its officers and directors.+
      10.3   Severance Agreement dated December 6, 1995 between the Company and Lev J. Leytes.+
      10.4   Lease between Company and Yageo USA Inc., as amended.+
      10.5   1994 Equity Incentive Plan and Forms of Agreements.+
      10.6   1997 Stock Plan and Forms of Agreements.+
      10.7   1998 Directors' Stock Option Plan and Forms of Agreements.+
      10.8   1998 Employee Stock Purchase Plan and Subscription Agreement.+
      10.9   Equipment Financing Agreement dated February 16, 1998 between the Company and Lease Management Services,
               Inc.+
      10.10  Warrant to Purchase Shares of Common Stock dated February 16, 1998 between the Company and Lease
               Management Services, Inc.+
      23.1   Consent of Independent Accountants.+
      23.2   Consent of Venture Law Group (included in Exhibit 5.1).+
      23.3   Consent of Kolisch, Hartwell, Dickinson, McCormack & Heuser.+
      24.1   Power of Attorney (see page II-4).+
      27.1   Financial Data Schedule.+


------------------------

  * To be supplied by amendment.

 ** Confidential treatment requested as to certain portions of this Exhibit.
    Omitted portions will be filed separately with the Securities and Exchange Commission.

*** Replaces previously filed Exhibit.

 +  Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunnyvale, State of California on March 4, 1998.


                                LJL BIOSYSTEMS, INC.

                                By:              /s/ LEV J. LEYTES
                                     -----------------------------------------
                                                   Lev J. Leytes
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                         CHAIRMAN OF THE BOARD OF DIRECTORS


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:



        SIGNATURE                       TITLE                      DATE
--------------------------  ------------------------------  -------------------
                            President, Chief Executive
    /s/ LEV J. LEYTES         Officer and Chairman of the
--------------------------    Board of Directors               March 4, 1998
      Lev J. Leytes           (Principal Executive
                              Officer)

    /s/ GALINA LEYTES*
--------------------------  Executive Vice President and       March 4, 1998
      Galina Leytes           Director

                            Vice President of Finance and
   /s/ ROBERT T. BEGGS*       Administration (Principal
--------------------------    Financial and Accounting         March 4, 1998
     Robert T. Beggs          Officer)

  /s/ GEORGE W. DUNBAR,
           JR.*
--------------------------  Director                           March 4, 1998
  George W. Dunbar, Jr.

  /s/ MICHAEL F. BIGHAM*
--------------------------  Director                           March 4, 1998
    Michael F. Bigham

   /s/ JOHN G. FREUND,
          M.D.*
--------------------------  Director                           March 4, 1998
   John G. Freund, M.D.

  /s/ DANIEL S. JANNEY*
--------------------------  Director                           March 4, 1998
     Daniel S. Janney



*By:      /s/ LEV J. LEYTES
      -------------------------
            Lev J. Leytes
          Attorney-in-Fact

                               INDEX TO EXHIBITS


 EXHIBITS
-----------
       1.1   Form of Underwriting Agreement.+........................................................................

       3.1   Amended and Restated Certificate of Incorporation of the Company, as currently in effect.+..............

       3.2   Form of Amended and Restated Certificate of Incorporation of the Company, to be filed and become effective prior to the effective date of the offering.+...............................................

       3.3   Form of Amended and Restated Certificate of Incorporation of the Company, to be filed and become effective upon completion of the offering.+...........................................................

       3.4   Bylaws of the Company.+.................................................................................

       3.5   Form of Amended and Restated Bylaws of the Company, to be effective upon completion of the offering.+...

       4.1   See Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5.+...............................................................

       4.2   Specimen Stock Certificate.+............................................................................

       4.3   Amended and Restated Investors' Rights Agreement dated June 17, 1997 between the Company and the individuals and entities listed in the signature pages thereto.+......................................

       5.1   Opinion of Venture Law Group regarding the legality of the Common Stock being registered.+..............

      10.1   Agreement dated June 5, 1997 between the Company and FluorRx, Inc.** ***................................

      10.2   Form of Indemnification Agreement between the Company and each of its officers and directors.+..........

      10.3   Severance Agreement dated December 6, 1995 between the Company and Lev J. Leytes.+......................

      10.4   Lease between Company and Yageo USA Inc., as amended.+..................................................

      10.5   1994 Equity Incentive Plan and Forms of Agreements.+....................................................

      10.6   1997 Stock Plan and Forms of Agreements.+...............................................................

      10.7   1998 Directors' Stock Option Plan and Forms of Agreements.+.............................................

      10.8   1998 Employee Stock Purchase Plan and Subscription Agreement.+..........................................

      10.9   Equipment Financing Agreement dated February 16, 1998 between the Company and Lease Management Services,
               Inc.+.................................................................................................

      10.10  Warrant to Purchase Shares of Common Stock dated February 16, 1998 between the Company and Lease
               Management Services, Inc.+............................................................................

      23.1   Consent of Independent Accountants.+....................................................................

      23.2   Consent of Venture Law Group (included in Exhibit 5.1).+................................................

      23.3   Consent of Kolisch, Hartwell, Dickinson, McCormack & Heuser.+...........................................

      24.1   Power of Attorney (see page II-4).+.....................................................................

      27.1   Financial Data Schedule.+...............................................................................


------------------------

  * To be supplied by amendment.

 ** Confidential treatment requested as to certain portions of this Exhibit.
    Omitted portions will be filed separately with the Securities and Exchange Commission.

*** Replaces previously filed Exhibit.

 +  Previously filed.